                                                                   EXHIBIT 10.13



                  AMERICAN GENERAL CORPORATION
                   DEFERRED COMPENSATION PLAN








 Effective Date: July 4, 1998, as restated on December 11, 2000
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                       TABLE OF CONTENTS

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ARTICLE                                                      PAGE
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
I.   DEFINITIONS AND CONSTRUCTION ............................  1
     1.1  DEFINITIONS ........................................  1
          (a)  ACCOUNT .......................................  1
          (b)  AFFILIATE .....................................  1
          (c)  BOARD .........................................  1
          (d)  CHANGE IN CONTROL .............................  1
          (e)  CODE ..........................................  3
          (f)  COMPANY .......................................  3
          (g)  DEFERRAL ......................................  3
          (h)  DEFERRAL AWARDS ...............................  3
          (i)  DEFERRAL AWARD SUBACCOUNT .....................  3
          (j)  DISABILITY ....................................  3
          (k)  EFFECTIVE DATE ................................  3
          (l)  ELIGIBLE INDIVIDUAL ...........................  3
          (m)  ENTRY DATE ....................................  4
          (n)  FUNDS .........................................  4
          (o)  MEMBER ........................................  4
          (p)  OUTSIDE DIRECTOR ..............................  4
          (q)  PAY ...........................................  4
          (r)  PLAN ..........................................  4
          (s)  PLAN ADMINISTRATOR ............................  4
          (t)  PLAN YEAR .....................................  4
          (u)  RETIREMENT ....................................  4
          (v)  SHARE .........................................  4
          (w)  STOCK FUND ....................................  5
          (x)  VALUATION DATES ...............................  5
     1.2  NUMBER AND GENDER ..................................  5
     1.3  HEADINGS ...........................................  5

II.  PARTICIPATION ...........................................  5
     2.1  ELIGIBILITY ........................................  5
     2.2  PARTICIPATION ......................................  5

III. ACCOUNT CREDITS AND ALLOCATIONS .........................  6
     3.1  DEFERRALS ..........................................  6
     3.2  DEFERRAL AWARDS. ...................................  7
     3.3  ALLOCATION OF NET INCOME OR NET
          LOSS EQUIVALENTS. ..................................  7

IV.  DEEMED INVESTMENT OF FUNDS ..............................  8
V.   VESTING AND FORFEITURES .................................  9

VI.  WITHDRAWALS .............................................  9
     6.1  IN GENERAL .........................................  9
     6.2  HARDSHIP ...........................................  9

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
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ARTICLE                                                      PAGE
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
VII. DISTRIBUTIONS ........................................... 10
     7.1  AMOUNT OF BENEFIT .................................. 10
     7.2  TIME OF PAYMENT .................................... 10
     7.3  ALTERNATIVE FORMS OF BENEFIT PAYMENTS .............. 11
     7.4  DESIGNATION OF BENEFICIARIES ....................... 11
     7.5  CHANGE IN PAY-OUT OF CERTAIN BENEFITS .............. 12
     7.6  PAYMENT OF BENEFITS ................................ 12
     7.7  UNCLAIMED BENEFITS ................................. 12

VIII. ADMINISTRATION OF THE PLAN ............................. 12
     8.1  APPOINTMENT OF PLAN ADMINISTRATOR .................. 12
     8.2  RECORDS AND PROCEDURES ............................. 12
     8.3  SELF-INTEREST OF PLAN ADMINISTRATOR ................ 12
     8.4  COMPENSATION AND BONDING ........................... 12
     8.5  PLAN ADMINISTRATOR POWERS AND DUTIES ............... 13
     8.6  COMPANY TO SUPPLY INFORMATION ...................... 13
     8.7  CLAIMS REVIEW ...................................... 14

IX.  NATURE OF THE PLAN ...................................... 14

X.   ADOPTING ENTITIES ....................................... 15

XI.  MISCELLANEOUS ........................................... 15
     11.1 NOT CONTRACT OF EMPLOYMENT ......................... 15
     11.2 ALIENATION OF INTEREST FORBIDDEN ................... 15
     11.3 WITHHOLDING ........................................ 15
     11.4 GUARANTY ........................................... 16
     11.5 AMENDMENT AND TERMINATION .......................... 16
     11.6 SEVERABILITY ....................................... 16
     11.7 GOVERNING LAWS ..................................... 16

                                       ii
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                          AMERICAN GENERAL CORPORATION

                           DEFERRED COMPENSATION PLAN

                                  WITNESSETH:

     WHEREAS, AMERICAN GENERAL CORPORATION and its Affiliates adopted the AMERICAN GENERAL CORPORATION DEFERRED COMPENSATION PLAN (the "Plan") for the benefit of certain eligible individuals, effective as of July 4, 1998, and first amended the Plan effective as of January 21, 1999; and

     WHEREAS, the Plan Administrator has directed that the Plan be restated to incorporate the provisions of the first amendment as well as certain matters within its authority as Plan Administrator, as set forth in Section 8.5(c);

     NOW THEREFORE, the Plan is hereby restated as follows:

                                       I.

                          DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(a) ACCOUNT: An individual account for each Member to which is credited the Deferrals made on his behalf pursuant to Section 3.1 and which is credited or debited for such account's allocation of net income (or net loss) equivalents as provided in Section 3.3.

(b) AFFILIATE: Each corporation or unincorporated entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with American General Corporation. For this purpose, control shall be determined by a more than 50% ownership standard.

(c)  BOARD: The Board of Directors of American General Corporation.

(d) CHANGE IN CONTROL: A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph
          (III) below; or

                    (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on February 1, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on February 1, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (III) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation (or a share exchange between shareholders of the Corporation or any direct or indirect subsidiary of the Corporation and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation
          Act), other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least fifty-one percent (51%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

                    (IV) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions."

     For purposes of this Section 1.1(d), the following terms shall have the meanings indicated:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act (as defined in this Article I), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
     (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates (as defined in this Section 1.1(d)),
     (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

(e)  CODE: The Internal Revenue Code of 1986, as amended.

(f) COMPANY: American General Corporation and its Affiliates, other than those Affiliates excluded from the Plan pursuant to the provisions of Article XI.

(g) DEFERRAL: A deferral of cash pay made by the Company on a Member's behalf pursuant to Section 3.1.

(h) DEFERRAL AWARDS: Awards made by the Company on a Member's behalf pursuant to Section 3.2.

(i) DEFERRAL AWARD SUBACCOUNT: A subaccount of a Member's Account as described in Section 3.2.

(j) DISABILITY: The total and permanent disability of a Member, as determined in the sole discretion of the Plan Administrator, based on a written medical opinion (unless waived by the Plan Administrator as unnecessary), that such Member is permanently incapable of performing his job for physical or mental reasons.

(k)  EFFECTIVE DATE: July 4, 1998.

(l) ELIGIBLE INDIVIDUAL: Any individual (i) who is employed by the Company as the Chairman or as an Executive designated by the Chairman, or (ii) who is an Outside Director. For all purposes herein, the "service" of an individual as an Outside Director shall be deemed to be equivalent to "employment" with the Company.

(m) ENTRY DATE: The first day of each Plan Year and, with respect to an Eligible Individual who becomes a Member on other than the first day of a Plan Year, the date such Eligible Individual becomes a Member in such Plan Year.

(n) FUNDS: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(o) MEMBER: Each Eligible Individual who has met the eligibility requirements for participation in the Plan and who has become a Member pursuant to
     Article II.

(p) OUTSIDE DIRECTOR: A non-employee member of the Board or a non-employee member of the board of directors of an Affiliate.

(q) PAY: The total of all cash amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed, which are required to be reported on such Member's federal income tax withholding statement(s) (Form W-2, 1099, or their subsequent equivalents), excluding taxable income resulting from the exercise of nonqualified stock options, the imputed value of group term life insurance, relocation reimbursements and from non- cash executive perquisites, deductions for supplemental life and medical coverages or other similar payroll deductions, plus any amounts such Member could have received in cash in lieu of Deferrals pursuant to
     Section 3.1.

(r) PLAN: The American General Corporation Deferred Compensation Plan, as amended from time to time.

(s)  PLAN ADMINISTRATOR: The administrative committee appointed by the Board.

(t) PLAN YEAR: The short period commencing on July 4, 1998 and ending on December 31, 1998, and thereafter, the twelve-consecutive month period commencing January 1 of each year.

(u) RETIREMENT: As to a Member who is an Outside Director, cessation of board service in accordance with the board's mandatory retirement policy or, in the absence of such a policy, cessation of board service after age 70; as to a Member who is not an Outside Director, termination of employment with the Company and its Affiliates on or after "normal retirement date" as defined in (i) the American General Supplemental Executive Retirement Plan, if such Member is participating therein, (ii) a Supplemental Executive Retirement Agreement with the Company, if such Member is a party thereto, or (iii) the American General Retirement Plan (or any successor plan thereto), if such Member is not so participating and is not such a party.

(v)  SHARE: Share of the common stock of American General Corporation.

(w) STOCK FUND: The Fund deemed invested in the common stock of American General Corporation.

(x) VALUATION DATES: Each Entry Date and any other interim Valuation Date designated by the Plan Administrator on a nondiscriminatory basis. Notwithstanding the foregoing, an interim Valuation Date shall be designated as the date next preceding the date a withdrawal or payment of a Member's benefit is to be made or to commence pursuant to Article VI or
     Article VII.

     1.1 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.2 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

     2.1 ELIGIBILITY. Any Eligible Individual shall be eligible to become a Member of the Plan for any Plan Year by electing to make Deferrals pursuant to
Section 3.1(a).

     2.2  PARTICIPATION.

          (a) Prior to each Entry Date, the Plan Administrator shall notify those Eligible Individuals who are determined by the Plan Administrator to be eligible to initially become Members pursuant to Section 2.1 as of such Entry Date. Any such Eligible Individual may become a Member for the Plan Year beginning on such Entry Date by effecting, prior to such Entry Date and within the time period specified herein, the Deferral election prescribed by the Plan Administrator. Notwithstanding any provision herein to the contrary, an Eligible Individual who first becomes an Eligible Individual on other than the first day of a Plan Year may become a Member (i) on the first day of the first pay period coinciding with or next following the date he first becomes an Eligible Individual, as to a Member who is not an Outside Director, or (ii) on the first day of the calendar month coinciding with or next following the date he first becomes an Eligible Individual, as to a Member who is an Outside Director, for the remainder of such Plan Year with respect to Deferrals pursuant to Section 3.1(a) by effecting, prior to or within 30 days after the date he first becomes an Eligible Individual and within the time period prescribed by the Plan Administrator, the Deferral election prescribed by the Plan Administrator.

          (b) Notwithstanding any provision herein to the contrary, an Eligible Individual who has become a Member of the Plan shall cease to be entitled to make Deferrals hereunder effective as of the last day of any Plan Year designated by the Board or the Plan Administrator. Any such Board or Plan Administrator action shall be communicated to the affected individual prior to the effective date of such action. Any such Eligible Individual may again become entitled to make

Deferrals hereunder for any subsequent Plan Year selected by the Board or Plan Administrator in its sole discretion.

                                      III.

                        ACCOUNT CREDITS AND ALLOCATIONS

     3.1  DEFERRALS.

          (a)  A Member may:

               (1) Elect to defer from his Pay a fixed amount of his annual base salary (or of his annual retainers and/or attendance fees in the case of an Outside Director) for a Plan Year; and/or

               (2) Elect to defer from his Pay an integral percentage of from 0% to 100% of his annual cash incentive bonus for a Plan Year below a stated amount and an integral percentage from 0% to 100% above the same stated amount.

With respect to an Eligible Individual who first becomes a Member on other than the first day of a Plan Year, any Deferrals pursuant to Section 3.1(a)(1) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Member and ending on the last day of such Plan Year. Any Deferral election pursuant to Sections 3.1(a)(1) and/or 3.1(a)(2) for the initial Plan Year must be made on or before 30 days following the adoption of this Plan at such time and in such form as prescribed by the Plan Administrator. Any Deferral election pursuant to Sections 3.1(a)(1) and/or 3.1(a)(2) for subsequent Plan Years must be made on or before the December 31 preceding such Plan Year at such time and in such form as prescribed by the Plan Administrator.

          (b) Pay for a Plan Year not so deferred by such election pursuant to this Section shall be received by such Member in cash. A Member's election to defer an amount of his Pay pursuant to this Section shall be made by effecting, in the form prescribed by the Plan Administrator, a Deferral election pursuant to which the Member authorizes the Company to reduce his Pay in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to such Member's Account maintained under the Plan. The reduction in a Member's Pay pursuant to Section 3.1(a)(1) shall be effected by (i) equal Pay reductions each pay period, as to a Member who is not an Outside Director, and
(ii) by equal Pay reductions at the time annual retainer and/or attendance fees are paid, as to a Member who is an Outside Director, during the applicable portion of the Plan Year as determined by the Plan Administrator following the effective date of such election. The reduction in a Member's Pay pursuant to
Section 3.1(a)(2) shall be effected by a Pay reduction at the time such annual cash incentive bonus is paid. Such Pay reductions shall be within the Plan Year to which the Deferral election relates, except that Pay reductions attributable to elections pursuant to Section 3.1(a)(2) may be made within the next following Plan Year if the annual cash incentive bonus to which the Deferral election relates is paid in such next following Plan Year. Deferrals made by a Member shall be credited to such Member's Account as of the date deferred.

          (c) Notwithstanding the foregoing, a Deferral election of a Member pursuant to Section 3.1(a)(1) for a Plan Year shall be automatically suspended during such Member's unpaid leave of absence, period of coverage under the Company's short-term disability program if such Member is receiving less than full pay or period of Disability and upon termination of such Member's employment with the Company and its Affiliates. A Deferral election of a Member may, with the consent of the Plan Administrator, be suspended for the remainder of the Plan Year in which such Member has an unpaid leave of absence, period of coverage under the Company's short- term disability program or period of Disability. Any such Member may again become entitled to make such Deferrals hereunder following his return to full-time employment for any subsequent Plan Year selected by the Board or Plan Administrator in its sole discretion.

          (d) A Deferral election shall indicate the applicable time and form of payment, as provided in Sections 7.2 and 7.3, for the Pay deferred thereunder for the relevant Plan Year and the net income (or net loss) equivalents allocated with respect thereto. A Member may make different time and form of payment elections with respect to Deferrals for different Plan Years. Each Member's Account (and Deferral Award Subaccount) shall be divided into subaccounts to reflect such Member's various elections of time and form of payment.

          (e) A Deferral election pursuant to Section 3.1(a) shall become effective as of the Entry Date which is on or after the date the election is effected by the Member. A Deferral election pursuant to Section 3.1(a)(1) or 3.1(a)(2) shall only remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates. Except as otherwise specifically provided in this Plan, a Member who has made a Deferral election pursuant to Section 3.1(a)(1) or 3.1(a)(2) for any Plan Year may make a Deferral election for any subsequent Plan Year, by effecting a new Deferral election prior to such subsequent Plan Year's Entry Date and within the time period prescribed by the Plan Administrator. His new Deferral election may be different from his prior Deferral election(s).

          3.2 DEFERRAL AWARDS. Each Member who makes a Deferral election pursuant to Section 3.1(a) shall designate, in accordance with Article IV, the manner in which Deferrals allocated to his Account shall be deemed invested. To the extent any such Member designates the Stock Fund for the deemed investment of his Deferrals for a Plan Year, such Member's Account shall be credited with a Deferral Award for such Plan Year equal to 20% of such Deferrals. Any such Deferral Award shall be credited at the same time or times that the underlying Deferrals are credited. Any such Deferral Awards shall be held in a separate Deferral Award Subaccount of such Member's Account.

          3.3 ALLOCATION OF NET INCOME OR NET LOSS EQUIVALENTS

          (a) As of each Valuation Date, the Plan Administrator shall determine the net income (or net loss) equivalents of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) equivalent of each Fund since the next preceding Valuation Date shall be ascertained by the Plan Administrator based upon changes in asset value in such manner as it deems appropriate, which may include expenses of operating the Fund.

          (b) For purposes of allocations of net income (or net loss) equivalents, each Member's Account shall be divided into subaccounts to reflect such Member's deemed investment in a particular Fund or Funds pursuant to
Article IV. As of each Valuation Date, the net income (or net loss) equivalent of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who were deemed to have had such corresponding subaccounts invested in such Funds since the next preceding Valuation Date.

          (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.

                                      IV.

                           DEEMED INVESTMENT OF FUNDS

     Each Member shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the Deferrals allocated to his Account (other than his Deferral Award Subaccount) shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Plan Administrator. Such Funds may include the Stock Fund. Such Member may designate one of such Funds for the deemed investment of all the Deferrals allocated to his Account or he may split the deemed investment of the Deferrals allocated to his Account among such Funds in 5% percentage increments. If a Member fails to make a proper designation, then his Deferrals shall be deemed to be invested in the Fund or Funds designated by the Plan Administrator from time to time in a uniform and nondiscriminatory manner.

     A Member may change his deemed investment designation for future Deferrals to be allocated to his Account. Any such change shall be made as of the first day of the first pay period beginning in any calendar quarter in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator.

     Notwithstanding the foregoing, a Member's Deferral Award Subaccount shall be deemed, at all times, to be invested in the Stock Fund.

     Deemed investment of Deferrals in the common stock of American General Corporation, and dividend equivalents thereon, shall be credited to a Member's Deferral Award Subaccount at the closing price of such common stock on the New York Stock Exchange on the applicable date, or, if no such closing price was reported, on the nearest date before such applicable date on which such closing price was reported.

     Upon the occurrence of any event which affects the Shares in such a way that an adjustment of the Deferrals and Deferral Awards (and dividend equivalents thereon) which are deemed to be invested in the Stock Fund is appropriate in order to prevent the dilution or enlargement of the rights of Members (including, without limitation, any extraordinary dividend or other distribution on Shares (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Board shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be distributed with respect to the deemed investments in the Stock Fund. Further, the Board, in its sole discretion, may make appropriate equitable adjustments, including, without limitation, those described in the immediately preceding sentence, in any other circumstances under which the Board deems such adjustments to be desirable.

                                       V.

                            VESTING AND FORFEITURES

     A Member shall be 100% vested in his Account (other than his Deferral Award Subaccount) at all times. A Member shall be 100% vested in the Deferral Award (and net accretions attributable thereto) allocated to his Deferral Award Subaccount for a Plan Year as of the earlier of (i) the last day of the second Plan Year following the close of such Plan Year, (ii) his Disability, (iii) his death, (iv) his termination by American General Corporation without "cause" or by the Member for "good reason," as defined in the Member's employment agreement with American General Corporation, only if the Member is employed by American General Corporation as the Chairman or a Vice Chairman, or (v) a Change in Control. A Member shall also be 100% vested in the Deferral Award (and net accretions attributable thereto) allocated to his Deferral Award Subaccount for the Plan Years completed prior to his Retirement, provided that with respect to a Member who is not an Outside Director the Deferral Award (and net accretions attributable thereto) for the Plan Year of and the Plan Year immediately preceding Retirement shall be vested only to the extent the aggregate of such Deferral Awards (excluding net accretions attributable thereto) does not exceed the aggregate of the Deferral Awards (excluding net accretions attributable thereto) for the two Plan Years immediately preceding the last Plan Year completed prior to his Retirement. Any adjustment necessary to achieve the proviso in the preceding sentence shall be made by forfeiting portion or portions of the Deferral Award (and net accretions attributable thereto) made closest in time to the Retirement, to the extent necessary. Notwithstanding the foregoing, in the event of the termination of the employment of a Member due to the sale, exchange, disposition, or divestiture of a subsidiary of American General Corporation or of the assets of American General Corporation or of one of its subsidiaries to one or more unrelated entities, the Member shall be vested in the Deferral Award (and net accretions attributable thereto) allocated to his Deferral Award Subaccount for a Plan Year determined by multiplying such allocations by a fraction (not to exceed one), the numerator of which is the number of complete months elapsed from the first day of such Plan Year to the date of such termination, and the denominator of which is thirty-six. A Member's Deferral Award Subaccount shall be further divided into subaccounts to reflect the Deferral Award allocated for each respective Plan Year.

     Until becoming vested, a Member shall be 0% vested in each respective Deferral Award (and net accretions attributable thereto). Upon termination of a Member's employment with American General Corporation and its Affiliates, the portion of the Member's Deferral Award Subaccount in which he is not vested shall be forfeited to the Company.

                                      VI.

                                  WITHDRAWALS

     6.1 IN GENERAL. Except as provided in this Article VI and in Article VII, Members shall not be permitted to make withdrawals from the Plan. Members shall not, at any time, be permitted to borrow from the Plan.

     6.2 HARDSHIP. Upon approval by the Personnel Committee of American General Corporation with respect to a Member who is a reporting person pursuant to Section 16 of Securities

Exchange Act of 1934, or upon approval by the Plan Administrator with respect to other Members, a Member may receive a withdrawal benefit from the Plan upon written petition and a showing of financial hardship, but subject to the sole discretion of the Personnel Committee of American General Corporation or the Plan Administrator, as applicable. For this purpose, financial hardship shall mean the immediate and heavy financial need of the Member which cannot be reasonably satisfied from other resources. In addition to any immediate and heavy financial need as may be determined by the Plan Administrator, a withdrawal benefit shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is on account of:

          (a) medical expenses described in section 213(d) of the Code incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code, and not reimbursed by insurance;

          (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Member;

          (c) payment of tuition and related educational fees for the next twelve months of post-secondary education of the Member, or the Member's spouse, children, or dependents (as defined in section 152 of the Code); or

          (d) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

A Member's withdrawal benefit shall be determined as of any Valuation Date, in an amount not to exceed the lesser of (i) the amount determined by the Plan Administrator as necessary to meet such Member's needs created by the hardship or (ii) the then value of such Member's vested interest in his Account. Such withdrawal benefit shall be paid in a single lump sum, cash payment as soon as administratively practicable after the Plan Administrator has made its determinations with respect to the availability and amount of such benefit. Within the applicable Account or subaccount, such withdrawal benefit shall be considered to have been distributed from Deferrals and Deferral Awards (including net income (or net loss) attributable thereto) on a first- in, first-out basis.

                                      VII.

                                 DISTRIBUTIONS

     7.1 AMOUNT OF BENEFIT. A Member or, in the event of the death of the Member, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the Member's vested interest in his Account as of the Valuation Date next preceding the date the payment of such benefit is to be made or to commence pursuant to Section 7.2 (plus any annual cash incentive bonus Deferral not previously allocated to such Account).

     7.2 TIME OF PAYMENT. Payment of a Member's benefit under Section 7.1 shall be made or commence, with respect to such Member's Account, or with respect to such Member's subaccounts established pursuant to Section 3.1(d), separately and respectively, as soon as administratively practicable as of the date irrevocably elected by such Member pursuant to Section

3.1(d). A Member may, pursuant to Section 3.1(d), elect the date distribution of his Deferrals for any Plan Year will be made or commence, which date may be as of any Entry Date coincident with or subsequent to the fourth Entry Date following the applicable Deferral election or the earlier of said date and the first day of the calendar year following (i) his death, (ii) his Disability,
(iii) his Retirement, (iv) a Change in Control, or (v) his other termination of employment with the Company and its Affiliates. With respect to any portion of a Member's benefit for which no time of payment election is in effect, such amount shall be paid or commence as of the Entry Date coincident with or next following his Retirement or earlier termination of employment with the Company and its Affiliates.

     7.3 ALTERNATIVE FORMS OF BENEFIT PAYMENTS. A Member's benefit under Section
7.1 shall be paid, with respect to such Member's Account, or with respect to such Member's subaccounts established pursuant to Section 3.1(d) separately and respectively, in one of the following forms irrevocably elected by such Member pursuant to Section 3.1(d):

          (a) One lump sum payment; or

          (b) Quarterly or annual installment payments for a term certain not to exceed ten years, payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4.

A Member may, pursuant to Section 3.1(d), elect the form of distribution of his Deferrals for any Plan Year. With respect to any portion of a Member's benefit for which no form of payment election is in effect, such amount shall be paid in the ten-year installment payment form; provided, however, that the Plan Administrator may, in its sole discretion, elect to make such benefit payment in any other available form. If a Member dies prior to the date the payment of his lump sum benefit is made, then such lump sum benefit shall be made to the Member's designated beneficiary or beneficiaries as provided in Section 7.4. Plan provisions to the contrary notwithstanding, if payments are to be made in installments, "installment valuation dates" shall be established as of each payment date. As of each such "installment valuation date," net income (or net loss) equivalents shall be allocated to the Member's Account or subaccount. The installment payment to be made on behalf of a Member as of each such "installment valuation date" shall be determined by multiplying the balance of such Member's Account or subaccount as of such "installment valuation date" (after allocation of net income (or net loss) equivalents) by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining in the installment period. All payments from the portion of a Member's Account invested in the Stock Fund shall be made in Shares, except that a fractional Share shall be paid in cash.

     7.4  DESIGNATION OF BENEFICIARIES.

          (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing a beneficiary designation form acceptable to the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

          (b) If no such designation is on file with the Plan Administrator at the time of the death of the Member or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary to receive such benefit shall be such Member's executor or administrator, or his heirs at law if there is no administration of such Member's estate.

     7.5 CHANGE IN PAY-OUT OF CERTAIN BENEFITS. Plan provisions to the contrary notwithstanding, if a Member's employment with American General Corporation and its Affiliates is terminated for any reason, the Plan Administrator may, in its sole discretion, accelerate the applicable time and form of payment of the Member's benefit.

     7.6 PAYMENT OF BENEFITS. Except as to benefits deemed invested in the Stock Fund, all benefit payments shall be made in cash.

     7.7 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if, after exercising reasonable diligence, the Plan Administrator is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Plan Administrator's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

                                     VIII.

                           ADMINISTRATION OF THE PLAN

     8.1 APPOINTMENT OF PLAN ADMINISTRATOR. The general administration of the Plan shall be vested in the Plan Administrator which shall be the administrative committee appointed by the Board.

     8.2 RECORDS AND PROCEDURES. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Plan Administrator shall provide an annual statement to each Member or beneficiary of his interest in the Plan. The Plan Administrator shall designate the person or persons who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such person or persons shall bind the Plan Administrator.

     8.3 SELF-INTEREST OF PLAN ADMINISTRATOR. No individual comprising the Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which an individual comprising the Plan Administrator is so disqualified to act, the remaining individuals comprising the Plan Administrator or, if none, the Board shall decide the matter in which he is disqualified.

     8.4 COMPENSATION AND BONDING. The Plan Administrator shall not receive compensation with respect to its services as Plan Administrator. To the extent required by applicable law, or required by the Company, the Plan Administrator shall furnish bond or security for the performance of its duties hereunder.

     8.5 PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

          (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

          (b) to construe all terms, provisions, conditions and limitations of the Plan;

          (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

          (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

          (e)  to determine all questions relating to eligibility;

          (f) to determine the amount, manner and time of payment of any benefits and to prescribe procedures to be followed by Members and their beneficiaries in obtaining benefits;

          (g) to make a determination as to the right of any person to a benefit under the Plan;

          (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

          (i) to delegate to such individual or individuals such powers and duties as are provided to the Plan Administrator under the Plan.

     Except as may otherwise be specifically provided hereunder or in the Trust, the decisions of the Plan Administrator, including, but not limited to, interpretations and determinations of amounts due under the Plan, shall be final and binding on all parties.

     8.6 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Plan Administrator relating to the Pay of all Members, their ages, their Retirement, Disability, death or other termination of employment and such other pertinent facts as the Plan Administrator may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.

     8.7 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Plan Administrator shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Plan Administrator necessitates an extension of the ninety-day period), which notice shall:

          (a) State the specific reason or reasons for the denial or modification;

          (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

          (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Plan Administrator of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Plan Administrator shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Plan Administrator's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

                                      IX.

                               NATURE OF THE PLAN

     The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of individuals covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company and for Outside Directors. Plan benefits herein provided, and all expenses incident to the administration of the Plan (including, but not limited to, legal and accounting expenses and the expenses of the Plan Administrator), are obligations of the Company which may be paid out of the

Company's general assets. Notwithstanding any other provision of this Plan, American General Corporation may, in its discretion, establish a trust to pay amounts becoming payable pursuant to this Plan, which trust shall be subject to the claims of American General Corporation's general creditors in the event of American General Corporation's bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Company shall remain responsible for the payment of any amounts so payable which are not so paid by such trust.

                                       X.

                               ADOPTING ENTITIES

     American General Corporation and its Affiliates, at this time and (except as may be otherwise expressly provided by the Board) as may exist in the future, adopt the Plan. The provisions of the Plan shall apply separately and equally to each adopting entity and its employees in the same manner as is expressly provided for American General Corporation and its employees, except that the power to appoint or otherwise affect the Plan Administrator shall be exercised by the Board alone. Transfer of employment among adopting entities shall not be considered a termination of employment hereunder. Any adopting entity may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart, the Plan Administrator, or the Board, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an adopting entity's Plan participation at any time.

                                      XI.

                                 MISCELLANEOUS

     11.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to remain under contract with the Company or to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain under contract with the Company or remain in the employ of the Company or to restrict any person's right to terminate his services at any time.

     11.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

     11.3 WITHHOLDING. All Deferrals, Deferral Awards, and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

     11.4 GUARANTY. Plan provisions to the contrary notwithstanding, in the event any Affiliate that adopts the Plan pursuant to Article XI fails to make payment of the benefits due under the Plan on behalf of its Members, whether directly or through the Trust, American General Corporation shall be liable for and shall make payment of such benefits due as a guarantor of such entity's obligations hereunder. The guaranty \obligations provided herein shall be satisfied directly and not through the Trust.

     11.5 AMENDMENT AND TERMINATION. The Board may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Account. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Account shall be paid to such Member or his designated beneficiary in the manner specified in the sole discretion of the Plan Administrator, which may include one lump sum payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

     11.6 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     11.7 GOVERNING LAWS. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

     EXECUTED this 29th day of December, 2000.


AMERICAN GENERAL CORPORATION



By:     /s/ GARY D. REDDICK
   ------------------------------------
Name:   Gary D. Reddick
     ----------------------------------
Title:  Executive Vice President and
        Chief Administrative Officer